Exhibit 10.17

Purchase Order

600 Dewey Boulevard	kgriffith@biosourcefuels.com	Purchase Order No:	BSA-PLANT TWO-001
Suite B	Facsimile: 406-494-6645
Butte, Montana 59701	Telephone: 406-494-6644

Mueller Field Operations	Order Date:	July 10th, 2006
1600 W Phelps	Payment Terms:	Wire Transfer
Springfield, MO 65801		25% with order
25% with shop drawings
FAX: 417-575-9890		Monthly Payments thereafter
Phone: 800-654-8265	F.O.B. Point:	Jobsite in Illinois
Attn: Steve Biggers	Freight Terms:	Included in pricing

Ship To:		Invoice To:
BIOSOURCE AMERICA, INC		BIOSOURCE FUELS, LLC
TBD		600 Dewey Boulevard
Suite B
Butte, Montana 59701
Phone: 406-494-6644		Phone: 406-494-6644
Attn: Dick Talley		Attn: Accounts Payable

Tax ID:		Ship via:		Required Ship Date:
Item	Quantity	Part No.	Description	Unit	Unit Price	Total
1	1		Process Equipment Quote SB063006	Lump Sum	$4,324,627.00	$4,324,627.00
2	1		[*]Quote SB070606	Lump Sum	$1,299,327.00	$1,299,327.00
					$—	$—
					$—	$—
					$—	$—
					$—	$—
					$—	$—
					$—	$—
					$—	$—
					$—	$—
					$—	$—
					$—	$—
					$—	$—
			TOTAL OF PURCHASE ORDER			$5,623,954.00

*       Portions omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

WITH THIS PURCHASE ORDER, THE BUYER HAS ACCEPTED THE SELLER’S ATTACHED TERMS AND CONDITIONS.

/s/ Dick Talley	7/10/06
Date
Dick Talley
President - COO
Biosource America, Inc

June 30, 2006

Mr. Dick Talley
BIOSOURCE FUELS
600 Dewey Boulevard, Suite B
Butte, MT 59701

Quotation Number SB063006

Mr. Talley,

Mueller Field Operations, Inc. is pleased to submit our quotation for process and distillation area vessels as necessary to support three (3) 60 MMGPY biodiesel plants to be located in Illinois and Oklahoma.

Our proposal assumes the equipment quoted is identical to your previous order for the Anamax and Scott Petroleum facilities and includes the high shear agitators required for the Series 200 reactors.

Drawings:

Due to the priority assigned to the Anamax and Scott Petroleum project, please allow approximately 2-6 weeks for the preparation and submittal of shop drawings for approval prior to fabrication. To facilitate the orderly delivery of equipment to the jobsite, we propose to prepare the drawings in a sequence identical to the one employed on the Anamax project.

Our proposal has significantly reduced the engineering hours for all vessels as we anticipate the drawings will only require minor title block changes.

Allow 2 weeks for final engineering and release to production

Shipping Schedule:	The Series 200, 300, 400 & 700 series vessels will be ready for shipment by 11/13/2006. The balance of all equipment included in this quotation will ship no later than 12/18/2006.

Terms:	Wire Transfer
25% down with order and prior to issuance of engineering or purchase of major material.
25% due upon submittal of approval drawings.
Monthly progress payments thereafter.

Taxes:	The above quoted prices do not include sales, use, state, local, or any other taxes, unless specifically itemized in the quotation.

Sales Tax: If the transaction will be tax-exempt, please provide the name of the ship-to state and your sales-tax exemption certificate for that state.

MUELLER FIELD OPERATIONS, INC.

PO BOX 6263 / 1600 W PHELPS / SPRINGFIELD MO 65801 / TEL: 800-654-8265 / FAX: 417-575-9890

Quotation #SB35622, Revision 3

Corrosion Disclaimer:

Paul Mueller Company is not responsible for corrosion or suitability for use of any material in any particular application. The corrosion resistance and suitability for use of a material is dependent on operating environment and conditions, cleaning practices, and many other factors beyond the control of the equipment fabricator. The user of the equipment bears total responsibility for corrosion or suitability for use of all materials in their particular application.

FOB:	Jobsites in Illinois and Oklahoma.

Freight:	Freight cost is included. Unloading is by others.

Note:

Due to base price and material surcharge increases now being levied by all stainless steel mills, the above total price includes current material prices. We are offering you firm pricing on labor and material contingent upon order placement and down payment receipt by July 7, 2006 and release to order major materials by July 28, 2006. Additional details can be provided at your request.

SCOPE OF SUPPLY

Quantity	Tag No.	Description	Capacity

[*]

*       Portions omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

PRICING & ORDER ACCEPTANCE

Plant 2:	$4,324,627.00

Total	$4,324,627.00

The above pricing is based upon equipment for all three facilities being ordered at the same time.

Order Acceptance

I hereby order the goods described, in accordance with the above described Mueller Field Operations, Inc. proposal and additional terms and conditions of sale attached herein.

BIO SOURCE AMERICA, INC
(Name of Purchaser)

By:	/s/ Dick Talley
(Signature)

DICK TALLEY
(Printed Name)

PRESIDENT & COO
(Title)

	7-10-06	BSA - PLANT TWO - 001
	(Date)	(Purchase Order Number)

Mr. Steve Biggers

Regional Sales Manager

Processing Systems & Equipment

Attachments:        Additional Terms and Conditions of Sale (PDF)

SB063006

We do more than “tanks”...We provide Processing Solutions; offering integrated systems, modular fabrication, field construction, plant maintenance and repair, and complete turnkey project execution.

MUELLER IS YOUR FULL SERVICE PROVIDER.

July 6, 2006

Mr. Dick Talley
BIOSOURCE FUELS
600 Dewey Boulevard, Suite B
Butte, MT 59701

Quotation Number SB070606

Mr. Talley,

Mueller Field Operations, Inc. is pleased to submit our quotation for process and distillation area heat exchangers as necessary to support three (3) 60 MMGPY biodiesel plants to be located in Illinois and Oklahoma.

Our proposal assumes the equipment quoted is identical to your previous order for the Anamax and Scott Petroleum facilities.

Drawings:

Due to the priority assigned to the Anamax and Scott Petroleum project, please allow approximately 2-6 weeks for the preparation and submittal of shop drawings for approval prior to fabrication. To facilitate the orderly delivery of equipment to the jobsite, we propose to prepare the drawings in a sequence identical to the one employed on the Anamax project.

Our proposal has significantly reduced the engineering hours for all heat exchangers as we anticipate the drawings will only require minor title block changes.

Allow 2 weeks for final engineering and release to production.

Shipping Schedule:	The heat exchangers included in this quotation will ship no later than 12/18/2006.

Terms:	Wire Transfer
25% down with order and prior to issuance of engineering or purchase of major material.
25% due upon submittal of approval drawings.
Monthly progress payments thereafter.

Taxes:	The above quoted prices do not include sales, use, state, local, or any other taxes, unless specifically itemized in the quotation.

Sales Tax: If the transaction will be tax-exempt, please provide the name of the ship-to state and your sales-tax exemption certificate for that state.

MUELLER FIELD OPERATIONS, INC.

PO BOX 6263 / 1600 W PHELPS / SPRINGFIELD MO 65801 / TEL: 800-654-8265 / FAX: 417-575-9890

Quotation #SB070606

Corrosion Disclaimer:

Paul Mueller Company is not responsible for corrosion or suitability for use of any material in any particular application. The corrosion resistance and suitability for use of a material is dependent on operating environment and conditions, cleaning practices, and many other factors beyond the control of the equipment fabricator. The user of the equipment bears total responsibility for corrosion or suitability for use of all materials in their particular application.

FOB:	Jobsites in Illinois and Oklahoma.

Freight:	Freight cost is included. Unloading is by others.

Note:

Due to base price and material surcharge increases now being levied by all stainless steel mills, the above total price includes current material prices. We are offering you firm pricing on labor and material contingent upon order placement and down payment receipt by July 13, 2006 and release to order major materials by August 3, 2006. Additional details can be provided at your request.

SCOPE OF SUPPLY, PER PLANT

Quantity	Tag No.	Description

[*]

*       Portions omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

PRICING & ORDER ACCEPTANCE

Plant 2:	$1,299,327.00

Total	$1,299,327.00

The above pricing is based upon equipment for all three facilities being ordered at the same time.

Order Acceptance

I hereby order the goods described, in accordance with the above described Mueller Field Operations, Inc. proposal and additional terms and conditions of sale attached herein.

BIO SOURCE AMERICA, INC
(Name of Purchaser)

By:	/s/ Dick Talley
(Signature)

DICK TALLEY
(Printed Name)

PRESIDENT & COO
(Title)

	7-10-06	BSA - PLANT TWO - 001
	(Date)	(Purchase Order Number)

Mr. Steve Biggers

Regional Sales Manager

Processing Systems & Equipment

Attachments:     Additional Terms and Conditions of Sale (PDF)

SB070606

We do more than “tanks”...We provide Processing Solutions; offering integrated systems, modular fabrication, field construction, plant maintenance and repair, and complete turnkey project execution.

MUELLER IS YOUR FULL SERVICE PROVIDER.

MUELLER

Field Operations Additional Terms and Conditions of Sale

1.             PURCHASE AND SALE. The goods shall be sold in accordance with the terms and conditions on the face hereof and the following terms and conditions, which shall constitute the entire Agreement of the parties with respect to the sale of goods.

2.             ACCEPTANCE. This sale of goods is conditioned upon Purchaser’s acceptance of the terms and conditions herein contained. Seller hereby expressly rejects any and all terms in any purchase order or other document of Purchaser which are in addition to, different from, or inconsistent with these terms and conditions. If this is a Quotation, it is an offer to sell, subject to final approval by Seller. The offer may be withdrawn at any time prior to receiving Purchaser’s acceptance, and the offer shall expire automatically if not accepted within thirty (30) days from the date on the face hereof.

3.             CREDIT APPROVAL. Payment must be made in full prior to the commencement of any product preparation or fabrication unless alternative payment arrangements are included within the Sales Order and subsequently approved by Seller’s Credit Department. All alternative payment arrangements contained in any Sales Order are strictly contigent upon final approval by Seller’s Credit Department. Upon Purchaser’s acceptance of any Sales Order containing alternative payment terms, Seller’s Credit Department shall have thirty (30) days in which to accept or reject the Sales Order in its sole discretion based on the creditworthiness of Purchaser. An evaluation of creditworthiness shall include, but not be limited to, a review of Seller’s records of Purchaser’s payment history. Any such Sales Order not accepted within the thirty (30) day period shall be conclusively deemed rejected. For alternative payment terms, Seller may require Purchaser to execute Seller’s form of security agreement.

4.             PAYMENT. Purchaser shall make payments in accordance with the payment arrangements approved by Seller’s Credit Department. If Seller delays shipment as requested by Purchaser under paragraph 6 hereof, Purchaser shall pay the full purchase price (or the final installment) within thirty (30) days after the goods have been completed, and, in addition, shall pay a reasonable storage charge as determined by the Seller. Any balance not paid when due shall draw interest at the rate of 1.5% per month (18% A.P.R.) on the average daily balance until paid or the highest rate allowed by applicable law, whichever is less. Notwithstanding anything to the contrary in paragraph 16 hereof, the parties agree that Seller may bring suit to collect any unpaid balance due from Purchaser (or submit such claim to arbitration in Seller’s sole discretion), and Purchaser shall pay all attorney fees and court costs incurred by Seller in connection with the suit to collect such unpaid balance. The parties agree that any such suit brought by Seller shall not be stayed by virtue of any arbitration proceeding between the parties, shall proceed to judgment by the Court, and that all of Purchaser’s defenses, avoidances and counterclaims (other than the defense of payment) which it might have shall be submitted to arbitration as provided in paragraph 16. All payments shall be made in currency of the United States.

5.             SPECIFICATIONS. If Seller submits any drawings or other specifications to Purchaser for approval, and Purchaser does not approve or disapprove of them within the time specified by Seller, Seller shall have the right to ship the goods at a later date and charge a higher purchase price, as reasonably necessitated by Purchaser’s delay.

6.             SHIPMENT. So long as Purchaser is not in default, Seller shall ship the goods upon their completion, except that, subject to paragraph 4 hereof, Seller shall delay shipment as requested by Purchaser in writing. Since the goods are to be manufactured to special order, the shipment date designated on the face hereof is estimated and not guaranteed; Seller may ship the goods within a reasonable period either before or after the designated shipment date. Unless otherwise provided on the face hereof, Seller may ship the goods by any mode, and in full or partial shipments. Seller shall not be liable for any failure or delay to manufacture or ship the goods due to causes beyond its control, including without limitation, acts of God, wars, terrorism, sabotage, casualties, accidents, labor disputes or shortages, governmental laws, ordinances, rules or regulations (such as priorities, requisitions, allocations and price adjustment restrictions), or an inability to obtain material, equipment or transportation.

7.             TITLE, RISK OF LOSS. Unless otherwise provided on the face hereof, the goods shall be shipped F.O.B. Seller’s plant, and title to the goods and all risks of loss with respect to the goods shall transfer to the Purchaser after they have been placed in the possession of a carrier, which carrier may include Mueller Transportation, Inc. If Seller agrees to ship the goods F.O.B. destination, Purchaser shall bear all risks of loss with respect to the goods upon their tender to Purchaser at the point of destination.

8.             INSPECTION. Purchaser shall inspect the goods at the time and place of delivery and Purchaser agrees that such occasion shall constitute a reasonable opportunity for its full inspection. The parties agree that Purchaser’s failure to reject the goods within three (3) business days shall constitute acceptance of the goods. After Purchaser inspects and accepts the goods, Purchaser shall, except as provided in paragraph 10 hereof, be deemed to have acknowledged that the goods comply with all specifications, representations and warranties of Seller, and to have waived any claim or cause of action against Seller with respect to the goods. Purchaser is encouraged to visit Seller’s plant prior to shipment to inspect and, when possible, witness testing of the goods. If return of the goods is impractical Purchaser may be required to inspect the goods at Seller’s plant prior to shipment, which shall be deemed to be a reasonable opportunity to inspect and, upon satisfactory completion, shall constitute Purchaser’s acceptance of the goods.

9.             TAXES AND DUTIES. In addition to the purchase price, Purchaser shall pay all sales, use and excise taxes, tariffs, duties and other charges imposed by any country, state, locality or other political subdivision in connection with the sale of the goods. For tax purposes, title to the goods shall pass from Seller to Purchaser upon being loaded for shipment, whether by common carrier, or Purchaser’s own trucks, or otherwise.

10.          WARRANTIES. Seller warrants to Purchaser that the goods are free of defects in material and workmanship. THIS WARRANTY IS EXCLUSIVE AND IN LIEU OF ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHER WARRANTY, WHETHER EXPRESSED OR IMPLIED, EXCEPT THE WARRANTY OF TITLE AND AGAINST PATENT INFRINGEMENT. If the goods do not conform to this warranty within one (1) year from the date of original shipment (or from the earlier date of completion if Seller delays shipment as requested by Purchaser under paragraph 6 hereof), Seller, at its election and expense, shall repair or replace the goods, or refund the purchase price for such goods, but only after receiving written notification of any defects, and substantiation that the goods have been stored, installed, maintained and operated in accordance with Seller’s recommendations and standard industry practice. Purchaser shall not return goods claimed to be defective except at the direction of the Seller. All charges for transporting such goods to Seller shall be prepaid by Purchaser, and Seller shall return such goods to Purchaser freight collect.

If Seller determines that it is impractical to have the goods returned, Seller may elect (i) to repair the goods at Purchaser’s facility, using independent contractors or Seller’s own personnel, (ii) to pay Purchaser a reasonable allowance for repairs, but not exceeding the amount which Seller would have paid for its own employees, or (iii) refund the purchase price for such goods. During the course of repairs, Purchaser, without charge, shall fully cooperate with, and make the goods and its facilities available to, Seller and Seller’s agents and employees.

THIS WARRANTY IS EXCLUSIVE. THE SOLE AND EXCLUSIVE OBLIGATION OF SELLER SHALL BE, AT ITS ELECTION, TO REPAIR, REPLACE, OR REFUND THE PURCHASE PRICE OF DEFECTIVE GOODS IN THE MANNER AND FOR THE PERIOD PROVIDED ABOVE. SELLER SHALL NOT HAVE ANY OTHER OBLIGATION WITH RESPECT TO THE GOODS, WHETHER BASED ON CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT OR OTHERWISE. THIS WARRANTY DOES NOT EXTEND TO PRODUCTS NOT OF SELLER’S MANUFACTURE; AS TO SUCH PRODUCTS, SELLER CONVEYS TO PURCHASER THE WARRANTY, IF ANY, OF SELLER’S SUPPLIER.

ORAL STATEMENTS BY SELLER’S EMPLOYEES OR REPRESENTATIVES DO NOT CONSTITUTE WARRANTIES, shall not be relied upon by Purchaser, and are not part of the contract for sale. NO OTHER WARRANTIES are given beyond those set forth in this document.

11.          LIMITATION OF LIABILITY. Purchaser’s exclusive remedy for claims arising hereunder shall be for damages. Seller shall not under any circumstances be liable for special or consequential damages, such as, but not limited to, damage or loss of other property or equipment, loss of profits or revenue, costs of capital, or claims by Purchaser’s customers. The remedies of the Purchaser set forth herein are exclusive, and the liability of the Seller with respect to the goods, or anything done in connection therewith, or from the manufacture, sale, delivery, resale, installation or use of any of the goods sold hereunder, whether arising out of contract, negligence, strict liability, tort, or under any warranty, or otherwise, shall not exceed the price of the goods upon which such liability is based.

SELLER SHALL NOT BE LIABLE FOR CORROSION OR SUITABILITY OF USE OF ANY MATERIAL IN ANY PARTICULAR APPLICATION, CORROSION RESISTANCE AND SUITABILITY FOR USE OF ANY MATERIAL IS DEPENDENT UPON OPERATING ENVIRONMENT AND CONDITIONS, CLEANING AGENTS AND PRACTICES, AND MANY OTHER FACTORS BEYOND THE CONTROL OF SELLER. PURCHASER BEARS ALL RESPONSIBILITY AND RISK FOR CORROSION OR SUITABILITY FOR USE OF ALL MATERIALS IN THEIR PARTICULAR APPLICATION.

12.          CLEANLINESS. Unless otherwise provided on the face hereof, Seller’s obligation is to provide completed equipment to the shipping carrier in broom-clean condition. PRIOR TO PLACING THE EQUIPMENT INTO SERVICE, THE EQUIPMENT MAY REQUIRE CLEANING to remove road film, adhesive film from the protective sheeting, abrasives dust, or other residues resulting from the manufacturing process and shipment.

13.          CANCELLATION. Purchaser shall not have any right to cancel this Agreement without Seller’s prior written consent, and without paying Seller a cancellation charge equal to total selling price less the estimated direct labor and materials not expended less the salvage value of materials already purchased.

14.          REMEDIES. If Purchaser fails to make required payments in a timely manner, or breaches any of the other terms or conditions hereof or any other agreement with Seller, Seller shall have the right to terminate this Agreement and withhold further shipments on this or any other order. The remedies provided herein shall be cumulative and in addition to any other remedies allowed by law or in equity. The failure of Seller to exercise any remedy shall not constitute a waiver of the right to exercise that, or any other remedy; and no waiver of any breach of any provision herein shall operate as a waiver of any other breach of the same or any other provision.

15.          APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Missouri, without reference to its choice of law provisions. Purchaser hereby consents to personal jurisdiction of the state and federal courts located in Springfield, Missouri, and agrees that any suit shall be brought solely in such courts. In the event of a suit between the parties, THE PARTIES EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY.

16.          ARBITRATION. Except as provided in paragraph 4 hereof, any dispute, controversy or claim arising out of or relating to this Agreement or any purchase order issued by Purchaser and accepted by Seller hereunder (including, but not limited to, any dispute relating to the existence, interpretation, breach or termination hereof or thereof) that cannot be resolved by the parties involved, within ninety (90) days of notification by either party of the dispute, shall be resolved by binding arbitration administered by, and in accordance with the Arbitration Rules of the American Arbitration Association. The award of the arbitrator(s) may be entered by any court having jurisdiction thereof. The costs of the arbitration shall be shared equally by the parties, and each party shall bear its own attorney fees and expenses. Any arbitration proceeding shall be conducted exclusively in Springfield, Missouri.

17.          MISCELLANEOUS. This Agreement is intended by the parties as a complete and exclusive statement of the terms of their agreement. No course of prior dealings between the parties and no usage of trade shall be relevant to supplement or explain any term used herein, and no modification shall be binding on Seller unless made in a writing signed by Seller. No claim or right arising out of a breach of this Agreement can be discharged in whole or in part by a waiver or renunciation of the claim or right unless the waiver or renunciation is supported by separate consideration and is in a writing signed by Seller. Purchaser shall not assign its rights or delegate its duties under this Agreement. Facsimile and E-mail signatures of the parties shall constitute original signatures for all purposes. The invalidity of any portion of this Agreement shall not affect the validity of any remaining portions thereof.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.